     As Filed With the Securities and Exchange Commission on July 31, 1997
                                                    Registration No. 333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                           -------------------------

                       Houston Lighting & Power Company
              (Exact name of issuer as specified in its charter)

                           -------------------------
              TEXAS                                     74-0694415
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

         1111 LOUISIANA                                   77002
         HOUSTON, TEXAS                                 (Zip Code)
(Address of principal executive offices)

                           -------------------------

                            NORAM EMPLOYEE SAVINGS
                              AND INVESTMENT PLAN

                           (Full title of the plan)

                           -------------------------

                                Hugh Rice Kelly
      Executive Vice President, General Counsel, and Corporate Secretary
                                1111 Louisiana
                             Houston, Texas 77002
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (713) 207-1111

                           -------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                          PROPOSED       PROPOSED
                                           MAXIMUM       MAXIMUM
                                          OFFERING      AGGREGATE      AMOUNT OF
TITLE OF SECURITIES      AMOUNT TO BE       PRICE        OFFERING    REGISTRATION
TO BE REGISTERED          REGISTERED    PER SHARE (2)   PRICE (2)       FEE (3)
---------------------------------------------------------------------------------
Common Stock, without
par value (1)            361,540 shares     $20.97        $7,581,494    $2,297.42
---------------------------------------------------------------------------------

(1) Includes preference stock purchase rights of one Right per share associated with the Common Stock.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock of Houston Industries Incorporated reported on the New York Stock Exchange Composite Tape on July 28, 1997.

(3) Because no separate consideration is payable for the Rights, the registration fee for such securities is included in the fee for the Common Stock.

IN ADDITION, PURSUANT TO RULE 416(c), THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLAN DESCRIBED HEREIN.

================================================================================

                            INTRODUCTORY STATEMENT

          Houston Lighting & Power Company (to be renamed Houston Industries Incorporated) (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 relating to its Common Stock, without par value, and associated Rights to purchase its Series A Preference Stock, without par value (such Common Stock and associated Rights collectively, the "Common Stock"), issuable pursuant to the terms of the NorAm Employee Savings and Investment Plan (the "Plan").

          Pursuant to an Agreement and Plan of Merger dated as of August 11, 1996, as amended, by and among Houston Industries Incorporated, a Texas corporation ("HII"), the Registrant (a wholly owned subsidiary of HII), HI Merger, Inc., a Delaware corporation and a direct wholly owned subsidiary of HII ("Merger Sub"), and NorAm Energy Corp., a Delaware corporation ("NorAm"), among other things, (a) HII will be merged into the Company, (b) each outstanding share of Common Stock, without par value, of HII ("HII Common Stock") will be converted into one share of Common Stock, without par value, of the Company, and the Company will be renamed "Houston Industries Incorporated", (c) NorAm will be merged into Merger Sub (the "NorAm Merger"), as a result of which NorAm will become a wholly owned subsidiary of the Company, and (d) each share of common stock, par value $0.625 per share, of NorAm ("NorAm Common Stock") outstanding immediately prior to the effective time of the NorAm Merger will be converted into either cash or Common Stock, in accordance with the elections of the holders of NorAm Common Stock, subject to proration. As a result of the NorAm Merger, the NorAm Energy Corp. Pooled Common Stock Fund (substantially all of the assets of which have been invested in NorAm Common Stock) will no longer be available as an investment alternative for contributions pursuant to the Plan. Instead, there will be substituted as an investment alternative a similar fund substantially all of the assets of which constitute Common Stock.

          This Registration Statement relates only to the Common Stock purchaseable after the NorAm Merger with contributions pursuant to the terms of the Plan and related participation interests in the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          Note:  The document(s) containing the plan information required by
Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company (File No. 1-3187), by HII (File No. 1-7629) or by the Plan pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

          (1) the combined Annual Report on Form 10-K of the Company and HII for the year ended December 31, 1996;

          (2) the combined Quarterly Report on Form 10-Q of the Company and HII for the quarter ended March 31, 1997;

          (3) the Current Report on Form 8-K of the Company dated February 4, 1997;

          (4) the combined Current Report on Form 8-K of the Company and HII dated February 5, 1997;

          (5) the description of the Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B, as filed with the Commission on July 30, 1997; and

          (6) the Annual Report on Form 11-K of the Plan for the year ended December 31, 1996, filed as an exhibit to NorAm's Form 10-K/A for the year ended December 31, 1996, dated June 12, 1997.

          All documents filed with the Commission by the Company, HII and the Plan pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

          Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such Director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

          Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.  EXHIBITS.

           The following documents are filed as a part of this Registration Statement or incorporated by reference herein:


                                                           Report or        SEC File or
Exhibit                                                  Registration      Registration     Exhibit
Number               Document Description                  Statement          Number       Reference
-------              --------------------              ---------------     ------------   ----------
  4.1* -  Restated Articles of Incorporation of the    Combined Form              1-3187           3
          Company (Restated as of May 1993)            10-Q for the               1-7629
                                                       quarter ended
                                                       June 30, 1993

  4.2* -  Articles of Amendment to Restated            Registration            333-11329           3(b)
          Articles of Incorporation of the             Statement on Form
          Company (dated August 9, 1996)               S-4

  4.3* -  Articles of Amendment to Restated            Combined Form              1-3187           3(c)
          Articles of Incorporation of the             10-K for the year          1-7629
          Company (dated December 3, 1996)             ended
                                                       December 31,
                                                       1996

  4.4* -  Amendments to Restated Articles of
          Incorporation of Houston Lighting &
          Power Company to be effective as of the
          effective time of the merger of HII with and into the Company (included as Exhibit A to Exhibit 4.7)

  4.5* -  Amended and Restated Bylaws of the           Combined Form              1-3187           3
          Company (as of June 5, 1996)                 10-Q for the               1-7629
                                                       quarter ended
                                                       June 30, 1996

  4.6* -  Amended and Restated Bylaws of HII           Combined Form              1-3187           3
          (as of May 22, 1996), to become the          10-Q for the               1-7629
          Bylaws of the Company as of the              quarter ended
          effective time of the merger of HII with     June 30, 1996
          and into the Company

  4.7* -  Agreement and Plan of Merger among           Combined Form 8-           1-3187           2
          HII, the Company, HI Merger, Inc. and        K dated August 11,         1-7629
          NorAm dated as of August 11, 1996            1996


                                                           Report or        SEC File or
Exhibit                                                  Registration      Registration     Exhibit
Number               Document Description                  Statement          Number       Reference
-------              --------------------              ---------------     ------------   ----------

  4.8* -  Amendment to Agreement and Plan of           Registration            333-11329       2(c)
          Merger among HII, the Company,               Statement on
          Merger Sub and NorAm dated as of             Form S-4
          October 23, 1996

  4.9* -  Form of Amended and Restated                 Registration            333-11329       4(b)(1)
          Rights Agreement between the                 Statement on
          Company and Texas Commerce Bank              Form S-4
          National Association, as Rights Agent,
          to be executed upon  the closing of
          the merger of HII with and into the
          Company, including form of Statement
          of Resolution Establishing Series of
          Shares designated Series A Preference
          Stock and Form of Rights Certificate

  4.10 -  NorAm Employee Savings and
          Investment Plan

  4.11 -  First Amendment to NorAm Employee
          Savings and Investment Plan

  4.12 -  Second Amendment to NorAm Employee
          Savings and Investment Plan

  4.13 -  Third Amendment to NorAm Employee
          Savings and Investment Plan

  4.14 -  Fourth Amendment to NorAm Employee
          Savings and Investment Plan

  4.15 -  NorAm Employee Savings and
          Investment Plan Trust Agreement

  5    -  The registrant undertakes that
          (following the NorAm Merger) the Plan
          and any amendment thereto has been or
          will be submitted to the Internal
          Revenue Service ("IRS") in a timely
          manner and all changes required by the
          IRS for the Plan to be qualified under
          Section 401 of the Internal Revenue
          Code have been or will be made.

  23.1 -  Consent of Deloitte & Touche LLP

  23.2 -  Consent of Coopers & Lybrand L.L.P.

________________
*    Incorporated herein by reference as indicated.


ITEM 9. UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 28, 1997.



                              HOUSTON LIGHTING & POWER COMPANY
                                (Registrant)



                              By:   /s/ Don D. Jordan
                                    ----------------------------------
                                    (Don D. Jordan, Chairman and Chief
                                     Executive Officer)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



          Signature                            Title                          Date
          ---------                            -----                          ----
       /s/ Don D. Jordan              Chairman, Chief Executive            July 28, 1997
      ------------------------        Officer and Director
          (Don D. Jordan)             Principal Executive Officer
                                      and Principal Financial Officer)



       /s/ Mary P. Ricciardello       Vice President and Comptroller       July 28, 1997
       ------------------------       (Principal Accounting Officer)
          (Mary P. Ricciardello)


                                      Director                             July 28, 1997
       ------------------------
          (William T. Cottle)


       /s/ Charles R. Crisp           Director                             July 28, 1997
       ------------------------
          (Charles R. Crisp)


                                      Director                             July 28, 1997
       ------------------------
          (Jack D. Greenwade)


       /s/ Lee W. Hogan               Director                             July 28, 1997
       ------------------------
          (Lee W. Hogan)


       /s/ Hugh Rice Kelly            Director                             July 28, 1997
       ------------------------
          (Hugh Rice Kelly)




          Signature                            Title                          Date
          ---------                            -----                          ----


                                      Director                             July 28, 1997
       ----------------------
          (R. Steve Letbetter)


                                      Director                             July 28, 1997
       -----------------------
          (David M. McClanahan)


       /s/ Stephen W. Naeve           Director                             July 28, 1997
       --------------------
          (Stephen W. Naeve)


       /s/ S. C. Schaeffer            Director                             July 28, 1997
       -------------------
          (S. C. Schaeffer)


                                      Director                             July 28, 1997
       -----------------
          (R. L. Waldrop)



THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee has duly caused this Registration Statement or Amendment to be signed on behalf of the NorAm Employee Savings and Investment Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 1997.

                                    NORAM EMPLOYEE SAVINGS AND INVESTMENT PLAN



                                    By: /s/ Ricky L. Spurlock
                                        ----------------------
                                        (Ricky L. Spurlock)
                                        Benefits Administrative Committee

                               INDEX TO EXHIBITS



                                                           Report or        SEC File or
Exhibit                                                  Registration      Registration     Exhibit
Number               Document Description                  Statement          Number       Reference
--------             --------------------              ---------------    --------------  ----------
  4.1* -  Restated Articles of Incorporation of the    Combined Form              1-3187         3
          Company (Restated as of May 1993)            10-Q for the               1-7629
                                                       quarter ended
                                                       June 30, 1993

  4.2* -  Articles of Amendment to Restated            Registration            333-11329         3(b)
          Articles of Incorporation of the             Statement on Form
          Company (dated August 9, 1996)               S-4

  4.3* -  Articles of Amendment to Restated            Combined Form              1-3187         3(c)
          Articles of Incorporation of the             10-K for the year          1-7629
          Company (dated December 3, 1996)             ended
                                                       December 31, 1996

  4.4* -  Amendments to Restated Articles of
          Incorporation of Houston Lighting &
          Power Company to be effective as of the
          effective time of the merger of HII with and into the Company (included as Exhibit A to Exhibit 4.7)

  4.5* -  Amended and Restated Bylaws of the           Combined Form              1-3187         3
          Company (as of June 5, 1996)                 10-Q for the               1-7629
                                                       quarter ended
                                                       June 30, 1996

  4.6* -  Amended and Restated Bylaws of HII           Combined Form              1-3187         3
          (as of May 22, 1996), to become the          10-Q for the               1-7629
          Bylaws of the Company as of the              quarter ended
          effective time of the merger of HII with     June 30, 1996
          and into the Company

  4.7* -  Agreement and Plan of Merger among           Combined Form 8-           1-3187         2
          HII, the Company, HI Merger, Inc. and        K dated August 11,         1-7629
          NorAm dated as of August 11, 1996            1996

  4.8* -  Amendment to Agreement and Plan of           Registration            333-11329         2(c)
          Merger among HII, the Company,               Statement on
          Merger Sub and NorAm dated as of             Form S-4
          October 23, 1996

  4.9* -  Form of Amended and Restated                 Registration            333-11329         4(b)(1)
          Rights Agreement between the                 Statement on
          Company and Texas Commerce Bank              Form S-4
          National Association, as Rights
          Agent, to be executed upon the
          closing of the merger of HII with
          and into the Company, including
          form of Statement of Resolution
          Establishing Series of Shares designated
          Series A Preference Stock and form of
          Rights Certificate



                                                           Report or        SEC File or
Exhibit                                                  Registration      Registration     Exhibit
Number               Document Description                  Statement          Number       Reference
--------             --------------------              ---------------    --------------  ----------

  4.10 -  NorAm Employee Savings and
          Investment Plan

  4.11 -  First Amendment to NorAm
          Employee Savings and
          Investment Plan

  4.12 -  Second Amendment to NorAm
          Employee Savings and
          Investment Plan

  4.13 -  Third Amendment to NorAm
          Employee Savings and
          Investment Plan

  4.14 -  Fourth Amendment to NorAm
          Employee Savings and
          Investment Plan

  4.15 -  NorAm Employee Savings and
          Investment Plan Trust Agreement

  5    -  The registrant undertakes that
          (following the NorAm Merger) the Plan
          and any amendment thereto has been or
          will be submitted to the Internal
          Revenue Service ("IRS") in a timely
          manner and all changes required by the
          IRS for the Plan to be qualified under
          Section 401 of the Internal Revenue
          Code have been or will be made.

  23.1 -  Consent of Deloitte & Touche LLP

  23.2 -  Consent of Coopers & Lybrand L.L.P.

________________
*    Incorporated herein by reference as indicated.